Exhibit 99.2

Friday 06 July, 2018
EchoStar Corporation
No intention to make an offer for Inmarsat
RNS Number: 9215T
EchoStar Corporation
06 July 2018

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

ANNOUNCEMENT UNDER RULE 2.8 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE")
FOR IMMEDIATE RELEASE

6 July 2018
A statement by EchoStar Corporation
No intention to make an offer for Inmarsat plc
Further to the announcement made by Inmarsat plc (“Inmarsat”) on 8 June 2018, EchoStar Corporation (“EchoStar”) announces that it does not intend to make an offer for the entire issued and to be issued share capital of Inmarsat pursuant to Rule 2.7 of the Code.
As a result of this announcement, EchoStar and any person acting in concert with it, is bound by the restrictions contained in Rule 2.8 of the Code.
Under Note 2 on Rule 2.8 of the Code, EchoStar, and any person acting in concert with it, reserves the right to set aside the restrictions in Rule 2.8 within 6 months following the date of this announcement, in the following circumstances:

(i)	with the agreement of the board of Inmarsat;

(ii)	following the announcement of a firm intention to make an offer for Inmarsat by a third party;

(iii)	if Inmarsat announces a "whitewash" proposal (see Note 1 of the Notes on Dispensations from Rule 9) or a reverse takeover (as defined in the Code); and

(iv)	if there has been a material change of circumstances (as determined by the Panel on Takeovers and Mergers).

Enquiries

EchoStar Corporation Deepak V. Dutt Investor Relations	Tel: +1 301-428-1686